Exhibit 10.3

MUTUAL RELEASE AND AGREEMENT

This Mutual Release and Agreement (the “Agreement”) dated as of April 27, 2022, is entered into by and between RIVULET MEDIA INC. (“RIVULET”), and GENEVA ROTH REMARK HOLDINGS, INC. (“GENEVA” and together with RIVULET, collectively, jointly and severally, referred to herein as the “Parties” or singularly a “Party”).

WHEREAS, RIVULET has issued to GENEVA three (3) Convertible Promissory Notes, dated July 8, 2021, August 2, 2021 and September 7, 2021, respectively (collectively, the "Notes"), in favor of Geneva Roth wherein pursuant to the Notes, Geneva Roth loaned to the Company $237,500.00 in the aggregate;

WHEREAS, the Notes have been partially paid pursuant to a settlement agreement; and pursuant to an amended to such settlement agreement, Geneva has agreed to accept Fifty Thousand Dollars ($50,000.00) in full satisfaction of the Notes;

WHEREAS, the Parties desire to settle the Notes pursuant to the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the foregoing recitals and of the conditions, covenants and agreements set forth below, the amount and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.	Mutual Releases.

(a)                Subject to and effective upon the receipt by GENEVA on or prior to April 27, 2022 (“Payment Date”) of Fifty Thousand Dollars ($50,000.00)(the “Settlement Amount”), each of RIVULET and GENEVA does hereby irrevocably release the other Party, on behalf of themselves, and all persons or entities claiming by, through or under them, and their respective shareholders, officers, directors, heirs, successors and assigns, hereby fully, completely and finally waive, release, remise, acquit, and forever discharge and covenant not to sue the other Parties, as well as the other Parties’ respective officers, directors, shareholders, trustees, parent companies, sister companies, affiliates, subsidiaries, employers, attorneys, accountants, predecessors, successors, insurers, representatives, and agents with respect to any and all claims, demands, suits, manner of obligation, debt, liability, tort, covenant, contract, or causes of action of any kind whatsoever, at law or in equity, including without limitation, all claims and causes of action arising out of or in any way relating to the Notes. The Parties warrant and represent that they have not assigned or otherwise transferred any claim or cause of action released by this Agreement.

(b)                The Parties acknowledge and agree that these releases are GENERAL RELEASES. The Parties expressly waive and assume the risk of any and all claims for damages which exist as of this date, but which they do not know or suspect to exist, whether through ignorance, oversight, error, negligence, or otherwise, and which, if known, would materially affect his or her or its decision to enter into this Agreement. The Parties expressly acknowledge that this waiver of claims includes any claims for any alleged fraud, deception, concealment, misrepresentation or any other misconduct of any kind in procuring this Agreement. The Parties specifically do not, however, waive or release any claim that may arise for breach of this Agreement.

2.                    Authority. The Parties represent and warrant that they possess full authority to enter into this Agreement and to lawfully and effectively release the opposing Party as set forth herein, free of any rights of settlement, approval, subrogation, or other condition or impediment. This undertaking includes specifically, without limitation, the representation and warranty that no third party has now acquired or will acquire rights to present or pursue any claims arising from or based upon the claims that have been released herein.

3.                   Confidentiality & Non-Disparagement. The Parties also agree that the existence of and terms and conditions of this Agreement shall be held confidential by them. No Party shall be considered to have breached its obligations under this Agreement for disclosing confidential information if such disclosure is required to satisfy any legal requirement of a court or governmental or other regulatory authority or if such disclosure is necessary to a business transaction. The Parties may disclose the Agreement, or the contents thereof, to related or affiliated corporate entities and their respective attorneys and other professionals who need to know. The Parties both agree not to make any statements, written or verbal, or cause or encourage others to make any statements, written or verbal, that defame, disparage, or in any way criticize the personal or business reputation or conduct of the other Party, its employees, directors, officers and owners. Prohibition extends to statements, written or verbal, made to anyone. The Parties understand and agree that this Paragraph 3 is a material provision of this Agreement and that any breach of this Paragraph shall be a material breach of this Agreement, causing irreparable harm by the violation of this Paragraph.

4.                   Entire Agreement. The Parties represent and agree that no promise, inducement, or agreement other than as expressed herein has been made to them and that this Agreement is fully integrated, supersedes all prior agreements and understandings and any other agreement between the Parties, and contains the entire agreement between the Parties.

5.                   Governing Law and Jurisdiction. The laws of the State of New York shall apply to and control any interpretation, construction, performance or enforcement of this Agreement. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of New York or in the federal courts located in the state and county of Nassau. The parties to this Agreement hereby irrevocably waive any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens. The Parties hereby waive trial by jury.

6.                   Attorneys’ Fees and Costs for Breach. The prevailing Party in any action to enforce or interpret this Agreement is entitled to recover from the other Party its reasonable attorneys’ fees.

7.                   Modification. No oral agreement, statement, promise, undertaking, understanding, arrangement, act or omission of any Party, occurring subsequent to the date hereof may be deemed an amendment or modification of this Agreement unless reduced to writing and signed by the Parties hereto or their respective successors or assigns.

8.                   Severability. The Parties agree that if, for any reason, a provision of this Agreement is held unenforceable by any court of competent jurisdiction, this Agreement shall be automatically conformed to the law, and otherwise this Agreement shall continue in full force and effect.

9.                   Counterparts. This Agreement may be executed in several counterparts and all counterparts so executed shall constitute one agreement binding on all Parties hereto, notwithstanding that all the Parties are not signatories to the original or the same counterpart. Facsimile signatures shall be accepted the same as an original signature. A photocopy of this Agreement may be used in any action brought to enforce or construe this Agreement.

10.                 No Waiver. No failure to exercise and no delay in exercising any right, power or remedy under this Agreement shall impair any right, power or remedy which any Party may have, nor shall any such delay be construed to be a waiver of any such rights, powers or remedies or an acquiescence in any breach or default under this Agreement, nor shall any waiver of any breach or default of any Party be deemed a waiver of any default or breach subsequently arising.

IN WITNESS WHEREOF, the undersigned Parties have caused this Agreement to be duly executed as of the date first above written.

RIVULET MEDIA INC.

BY:	/s/ Rick Gean
Rick Gean Interim Chief Financial Officer

GENEVA ROTH REMARK HOLDINGS, INC.

BY:	/s/ Curt Kramer
Curt Kramer President

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